UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
__________________________________________

Pursuant to Section 13 or 15 (d) of
The Securities Exchange Act of 1934

December 7, 2007
Date of report (date of earliest event reported)

    FOREST LABORATORIES, INC.
 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-5438 (Commission File Number)	11-1798614 (I.R.S. Employer Identification Number)

909 Third Avenue New York, New York (Address of principal executive offices)		10022-4731 (Zip code)

(212) 421-7850
(Registrant's telephone number, including area code)

                                                None
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Loan Agreement

On December 7, 2007, Forest Laboratories, Inc. (the "Company"), certain of the Company’s foreign subsidiaries (the "Borrowing Subsidiaries"), the lenders party thereto (the "Lenders"), and JPMorgan Chase Bank, N.A. (the "Agent"), as administrative agent, entered into a Credit Agreement (the "Credit Agreement") providing to the Company and the Borrowing Subsidiaries an unsecured, revolving credit facility for up to $500,000,000, which may be increased by up to an additional $250,000,000 (as either additional revolving or new term loans) at the election of the Company pursuant to arrangements with Lenders or new parties and subject to certain conditions. The Credit Agreement will terminate in accordance with its terms on December 7, 2012 subject to earlier termination upon fulfillment of certain terms and conditions.

The Credit Agreement contains customary representations, warranties and covenants, including a covenant that the leverage ratio of the Company be at all times less than or equal to 3.00:1.00 on a rolling four fiscal quarter basis. The leverage ratio is the ratio of Consolidated Total Indebtedness to Consolidated EBITDA (as each term is defined in the Agreement). Loans under the Agreement bear interest at a variable rate based on the Company’s leverage ratio.

The Company intends to use the proceeds from loans under the Agreement to support the Company’s growth strategy through the financing of the Company’s working capital needs and general corporate purposes, including but not limited to product and other acquisitions. To date, the Company has not drawn on the new credit facility. J.P. Morgan Securities Inc. was the sole book runner and lead arranger for the Credit Agreement.

This description of the Credit Agreement is qualified in its entirety by reference to the Agreement filed herewith as Exhibit 10.1.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As described under Item 1.01 above, on December 7, 2007, the Company entered into the Credit Agreement providing for a $500,000,000 revolving credit facility. Upon the occurrence of certain events, including, but not limited to, the Company’s failure to make required payments under the Credit Agreement or the Company’s default in its other obligations under the Credit Agreement, the Agent may take certain remedial actions, including, but not limited to, terminating the Credit Agreement and declaring all unpaid principal, unpaid interest and all other fees and obligations thereunder immediately due.

This description of the Agreement is qualified in its entirety by reference to the Agreement filed herewith as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits

(d)  Exhibits:

Exhibit Number	Exhibit
10.1

Credit Agreement, dated December 7, 2007, by and among Forest Laboratories, Inc., Forest Laboratories Holdings Limited, Forest Laboratories Ireland Limited, Forest Finance B.V., Forest Laboratories UK Limited, the lenders party thereto, and JPMorgan Chase Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 11, 2007

Forest Laboratories, Inc.
(Registrant)

/s/ Howard Solomon
 Howard Solomon
Chairman of the Board and
Chief Executive Officer

EXHIBIT INDEX
Exhibit Number	Exhibit
10.1

Credit Agreement, dated December 7, 2007, by and among Forest Laboratories, Inc., Forest Laboratories Holdings Limited, Forest Laboratories Ireland Limited, Forest Finance B.V., Forest Laboratories UK Limited, the lenders party thereto, and JPMorgan Chase Bank, N.A.